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                                                             Exhibit 99.22(h)(1)

                      TRANSFER AGENCY AND SERVICE AGREEMENT

                                     between

                           THE SEVEN SEAS SERIES FUND

                                       and

                       STATE STREET BANK AND TRUST COMPANY

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                                TABLE OF CONTENTS

Article 1    Terms of Appointment; Duties of the Bank                       1

Article 2    Fees and Expenses                                              5

Article 3    Representations and Warranties of the Bank                     5

Article 4    Representations and Warranties of the Fund                     6

Article 5    Indemnification                                                7

Article 6    Covenants of the Fund and the Bank                             10

Article 7    Termination of Agreement                                       11

Article 8    Additional Funds                                               11

Article 9    Assignment                                                     12

Article 10   Amendment                                                      12

Article 11   Massachusetts Law to Apply                                     12

Article 12   Merger of Agreement                                            13

Article 13   Limitation of Liability                                        13

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                      TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT made as of the 11th day of April, 1988, by and between The Seven Seas Fund Series Fund, a Massachusetts business trust, having its principal office and place of business at 1201 Pacific Avenue, Tacoma, Washington 98402 (the "Fund"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Bank").

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Fund intends to initially offer shares in one series, The Seven Seas Series Money Market Fund (each such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Article 8, being herein referred to as a Portfolio and collectively as the "Portfolios");

WHEREAS, the Fund on behalf of the Portfolios desires to appoint the Bank as its transfer agent, dividend disbursing agent and agent in connection with certain other activities, and the Bank desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual convenants herein contained, the parties hereto agree as follows:

Article 1 TERMS OF APPOINTMENT; DUTIES OF THE BANK

1.01 Subject to the terms and conditions set forth in this Agreement, the Fund on behalf of the Portfolios hereby employs and appoints the Bank to act as, and the Bank agrees to act as its transfer agent for the authorized and issued shares of beneficial interest of the Fund representing interests in each of the respective Portfolios ("Shares"), dividend disbursing agent and in connection with any accumulation, open-account or similar plans provided to the shareholders of each of the respective Portfolios of the Fund ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund on behalf of the applicable Portfolio, including without limitation any periodic investment plan or periodic withdrawal program.

1.02    The Bank agrees that it will perform the following services:

        (a) In accordance with procedures established from time to time by agreement between the Fund on behalf of each of the Portfolios, as applicable and the Bank, the Bank shall:

               (i) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefor

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                       to the Custodian of the Fund authorized pursuant to the
                       Declaration of Trust of the Fund (the "Custodian");

               (ii) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

               (iii) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation therefor to the Custodian;

               (iv) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

               (v) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

               (vi) Prepare and transmit payments for dividends and distributions declared by the Fund on behalf of the applicable Portfolio; and

               (vii) Maintain records of account for and advise the Fund and its Shareholders as to the foregoing; and

               (viii) Record the issuance of Shares and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of Shares which are authorized, based upon data provided to it by the Fund, and issued and outstanding. Bank shall also provide the Fund on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund.

        (b) In addition to and not in lieu of the services set forth in the above paragraph (a), the Bank shall: (i) perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident

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               alien accounts, preparing and filing U.S. Treasury Department
               Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide a system which will enable the Fund to monitor the total number of Shares sold in each State.

        (c) In addition, the Fund shall (i) identify to the Bank in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Bank for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.

               Procedures applicable to certain of these services may be established from time to time by agreement between the Fund and the Bank.

Article 2 FEES AND EXPENSES

2.01 For performance by the Bank pursuant to this Agreement, the Fund agrees on behalf of each of the Portfolios to pay the Bank an annual maintenance fee for each Shareholder account as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under
Section 2.02 below may be changed from time to time subject to mutual written agreement between the Fund and the Bank.

2.02 In addition to the fee paid under Section 2.01 above, the Fund agrees on behalf of each of the Portfolios to reimburse the Bank for out-of-pocket expenses or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Fund, will be reimbursed by the Fund on behalf of the applicable Portfolio.

2.03 The Fund agrees on behalf of each of the Portfolios to pay all fees and reimbursable expenses within five days following the mailing of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all Shareholder accounts shall be advanced to the Bank by the Fund at least seven (7) days prior to the mailing date of such materials.

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Article 3 REPRESENTATIONS AND WARRANTIES OF THE BANK

The Bank represents and warrants to the Fund that:

3.01 It is a trust company duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

3.02 It is duly qualified to carry on its business in The Commonwealth of Massachusetts.

3.03 It is empowered under applicable laws and by its charter and by-laws to enter into and perform this Agreement.

3.04 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

3.05 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

Article 4 REPRESENTATIONS AND WARRANTIES OF THE FUND

The Fund represents and warrants to the Bank that:

4.01 It is a business trust duly organized and existing and in good standing under the laws of Massachusetts.

4.02 It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

4.03 All corporate proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

4.04 It is an open-end and diversified management investment company registered under the Investment Company Act of 1940.

4.05 A registration statement under the Securities Act of 1933 on behalf of each of the Portfolios is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares being offered for sale.

Article 5 INDEMNIFICATION

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5.01    The Bank shall not be responsible for, and the Fund shall on behalf of the applicable Portfolio indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

        (a) All actions of the Bank or its agent or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

        (b) The Fund's refusal or failure to comply with the terms of this Agreement, or which arise out of the Fund's lack of good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Fund hereunder.

        (c) The reliance on or use by the Bank or its agents or subcontractors of information, records and documents which (i) are received by the Bank or its agents or subcontractors and furnished to it by or on behalf of the Fund, and (ii) have been prepared and/or maintained by the Fund or any other person or firm on behalf of the Fund.

        (d) The reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Fund on behalf of the applicable Portfolio.

        (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

5.02 The Bank shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by the Bank as a result of the Bank's lack of good faith, negligence or willful misconduct.

5.03 At any time the Bank may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Fund on behalf of the applicable Portfolio for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input,

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telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

5.04 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

5.05 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

5.06 In order that the indemnification provisions contained in this Article 5 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

Article 6 COVENANTS OF THE FUND AND THE BANK

6.01 The Fund shall on behalf of each of the Portfolios promptly furnish to the Bank the following:

        (a) A certified copy of the resolution of the Trustees of the Fund authorizing the appointment of the Bank and the execution and delivery of this Agreement.

        (b) A copy of the Declaration of Trust and By-Laws of the Fund and all amendments thereto.

6.02 The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

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6.03    The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

6.04 The Bank and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

6.05 In case of any requests or demands for the inspection of the Shareholder records of the Fund, the Bank will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

Article 7 TERMINATION OF AGREEMENT

7.01    This Agreement may be terminated by either party upon one hundred twenty
(120) days written notice to the other.

7.02 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund on behalf of the applicable Portfolio(s). Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination and/or a charge equivalent to the average of three (3) months' fees.

Article 8 ADDITIONAL FUNDS

8.01 In the event that the Fund establishes one or more series of Shares in addition to the Money Market Series with respect to which it desires to have State Street render services as transfer agent under the terms hereof, it shall so notify State Street in writing, and if State Street agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

Article 9 ASSIGNMENT

9.01 Except as provided in Section 9.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

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9.02    This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

9.03 The Bank may, without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation ("BFDS") which is duly registered as a transfer agent pursuant to Section 17A(c)(1) of the Securities Exchange Act of 1934 ("Section 17A(c)(1)"), (ii) a BFDS subsidiary duly registered as a transfer agent pursuant to Section 17A(c)(1) or (iii) a BFDS affiliate; provided, however, that the Bank shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

Article 10 AMENDMENT

10.01 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Trustees of the Fund.

Article 11 MASSACHUSETTS LAW TO APPLY

11.01 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

Article 12 MERGER OF AGREEMENT

12.01 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

Article 13 LIMITATION OF LIABILITY

13.01 The Master Trust Agreement dated October 3, 1987, as amended from time to time, establishing the Fund, which is hereby referred to and a copy of which is on file with the Secretary of The Commonwealth of Massachusetts, provides that the name The Seven Seas Series Fund means the Trustees from time to time serving (as Trustees but not personally) under said Master Trust Agreement. It is expressly acknowledged and agreed that the obligations of the Fund hereunder shall not be binding upon any of the Shareholders, Trustees, officers, employees, or agents of the Fund, personally, but shall bind only the trust property of the Fund, as provided in its Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees of the Fund and signed by an officer of the Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Fund as provided in its Master Trust Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

                                   THE SEVEN SEAS SERIES FUND

                                   By: /s/ George W. Weber
                                       -------------------
                                        Vice President


ATTEST:

/s/ Michael Caccese
-------------------
Secretary


                                   STATE STREET BANK AND TRUST COMPANY

                                   By: /s/ signature illegible
                                       -----------------------
                                       Vice President


ATTEST:

/s/ signature illegible
-----------------------
Assistant Secretary

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FEE SCHEDULE

                            Effective January 1, 2003

        TO THE TRANSFER AGENCY AND SERVICE AGREEMENT BETWEEN SSgA FUNDS
        (f. k. a. THE SEVEN SEAS SERIES FUND) AND STATE STREET BANK AND TRUST COMPANY

        DATED APRIL 1, 1988

ANNUAL MAINTENANCE CHARGES: The per account annual fee will be billed at a rate of 1/12 of the annual fee for each fund account serviced during the month. Accounts serviced as defined as all open accounts at month end and accounts that close during the month.

ANNUAL ACCOUNT SERVICE FEES

OPEN ACCOUNT FEE                                 $  13.35

Closed Account Fee                               $   2.57
Investor Fee                                     $   1.85
CDSC Fee                                         $   3.09
Fund Minimum (Per CUSIP)
      1 to 25 CUSIPS                             $ 24,648

   26 TO 35 CUSIPS                               $ 20,000

OVER 35 CUSIPS                                   $ 12.000

ACTIVITY BASED FEES

TELEPHONE CALLS                                  $   3.00

TELEPHONE CALLS (TELESERVICING)                  $   5.00

TELEPHONE TRANSACTION (PURCHASE/REDEMPTION)      $   5.00

Fulfillment                                      $   5.00

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
FIDUCIARY FEES
IRA Custodial Maintenance Fee (per Account)      $  10.00

OUT-OF-POCKET EXPENSES
Out-of-Pocket expenses include but are not limited to: confirmation statements, investor statements, banking fees, postage, forms, telephone, records retention, customized programming/enhancements, reports, transcripts, microfilm, microfiche, audio response, proxy tabulation, movement of records and expenses incurred at the specific direction of the Fund.

COST OF LIVING ADJUSTMENT
Beginning April 1, 2004, unless the parties shall otherwise agree, the total fee for all Annual Account Service Fees shall equal the fee that would be charged for the same services based on this Fee Schedule increased by the percentage increase for the twelve-month period of such previous calendar year of the Consumer Price Index for Urban Wage Earners and Clerical Workers, for the Boston area, as published bimonthly by the United States Department of Labor, Bureau of Labor Statistics, or, in the event that publication of such Index is terminated, any successor or substitute index, appropriately adjusted, acceptable to both parties

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FEE SCHEDULE

                            Effective January 1, 2003

        TO THE TRANSFER AGENCY AND SERVICE AGREEMENT BETWEEN SSgA FUNDS
        (f. k. a. THE SEVEN SEAS SERIES FUND) AND STATE STREET BANK AND TRUST COMPANY

        DATED APRIL 1, 1988

FEE TERM
The parties agree that this Fee Schedule shall remain in effect through April 12, 2003 and from year to year until it is revised as a result of negotiations initiated by either party.

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SSgA FUNDS                                STATE STREET BANK AND
                                          TRUST COMPANY

BY:                                          BY:
   ---------------------------------            --------------------------------
    Lynn L. Anderson                             Joseph L. Hooley
    President and Chairman of the Board          Executive Vice President

November 25, 2002


Jim Ross
SSgA Funds
One International Place 27th Floor
Boston Ma 02119

Dear Jim:

As you finalize your planning cycle for 2003, this letter should assist in understanding and incorporating changes to the pricing of certain compliance functions provided by Boston Financial. Compliance requirements have increased significantly over the past several years as a result of initiatives such as "Know Your Customer", Office of Foreign Asset Control, and fraud prevention. As regulations have changed, Boston Financial has kept current and, in fact, been out in front of the requirements in adapting our procedures and systems to accommodate new and modified legislation.

Most recently, legislation enacted surrounding the USA Patriot Act and anti money laundering has impacted our business. The Sarbanes-Oxley Act of 2002 will require additional support to our mutual fund clients including sub certification and the potential for more frequent SAS 70 review. In order to ensure compliance, we have increased our review requirements, including cash equivalents, OFAC update lists, SEC and other governmental agency lists required under the Acts. Procedures have been modified to monitor various types of activity considered unusual or suspicious, as well as customer identification and verification. These requirements have a significant impact on staffing, workflow and cost. Boston Financial is also assuming the additional costs necessary to comply with the audit requirements of the rule.

Due to these regulatory changes and the required increase in our services provided to you, effective January 2003, we are introducing an annual fee of 15 cents per non-networked level 3 account. An additional 5 cents will be charged for each foreign account. There will be a minimum monthly charge of $200 for each management company. This charge will also represent the consideration referred to in our recent letter modifying our agreement and delegating certain duties in connection with the USA Patriot Act of 2001.

There are no other changes to the discretionary fees detailed to you last year. If you need a listing of all discretionary fees outlined previously, please let us know. Boston Financial thanks you again for your business and will continue to look for ways to delivery quality service as efficiently as possible.

Sincerely,


Carol Gilmartin

November 19, 2002

Mr. Lynn L. Anderson
President and Chairman of the Board
SSgA Funds
909 A Street
Tacoma, WA 98402

Dear Mr. Anderson:

SSgA Funds (the "Fund") and State Street Bank and Trust Company (the "Transfer Agent") are parties to an agreement dated as of April 11, 1988 (the "Agreement") under which the Transfer Agent performs certain transfer agency and/or record-keeping services for the Fund. In connection with the enactment of the USA PATRIOT Act of 2001 and the regulations promulgated thereunder (collectively, the "PATRIOT Act"), the Fund has requested and the Transfer Agent has agreed to amend the Agreement as of the date hereof in the manner set forth below:

WHEREAS, the PATRIOT Act imposes new anti-money laundering requirements on financial institutions, including mutual funds;

WHEREAS, the Fund recognize the importance of complying with the PATRIOT Act and the Fund has adopted a written anti-money laundering program, which is designed to satisfy the requirements of the PATRIOT Act, (the "Fund's Program");

WHEREAS, the PATRIOT Act authorizes a mutual fund to delegate to a service provider, including its transfer agent, the implementation and operation of aspects of the fund's anti-money laundering program; and

WHEREAS, the Fund desire to delegate to the Transfer Agent the implementation and operation of certain aspects of the Fund's Program and the Transfer Agent desires to accept such delegation.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

DELEGATION; DUTIES

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1.1     Subject to the terms and conditions set forth in the Agreement, the Fund hereby delegates to the Transfer Agent those aspects of the Fund's Program that are set forth on Exhibit A, attached hereto. The duties set forth on Exhibit A may be amended, from time to time, by mutual agreement of the parties upon the execution by both parties of a revised Exhibit A bearing a later date than the date hereof.

1.2 The Transfer Agent agrees to perform such delegated duties, with respect to the ownership of shares in the Fund for which the Transfer Agent maintains the applicable shareholder information, subject to and in accordance with the terms and conditions of the Agreement.

CONSENT TO EXAMINATION

2.1 In connection with the performance by the Transfer Agent of the above-delegated duties, the Transfer Agent understands and acknowledges that the Fund remains responsible for assuring compliance with the PATRIOT Act and that the records the Transfer Agent maintains for the Fund relating to the Fund's Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance. The Fund may also engage the services of a third party ("agent") to review its anti-money laundering and know your customer policies and procedures and as a necessary part thereof may request that such agent examine or inspect the records maintained by the Transfer Agent for the Fund. The Transfer Agent hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners and Fund's agent in connection with their review. For purposes of such examination and/or inspection, the Transfer Agent will use its best efforts to make available, during normal business hours, all required records and information for review by such examiners and Fund's agent.

3.      LIMITATION ON DELEGATION.

3.1 The Fund acknowledges and agrees that in delegating the duties hereunder to the Transfer Agent, the Transfer Agent is agreeing to perform only those aspects of the Fund's Program that have been expressly delegated hereby and is not undertaking and shall not be responsible for any other aspect of the Fund's Program or for the overall compliance by the Fund with the PATRIOT Act. Additionally, the parties acknowledge and agree that the Transfer Agent shall only be responsible for performing the delegated duties with respect to the ownership of shares in the Fund for which the Transfer Agent maintains the applicable shareholder information.

4.      EXPENSES.

4.1 In consideration of the performance of the foregoing duties, the Fund agrees to pay the Transfer Agent for the reasonable administrative expense that may be associated with such additional duties. Transfer Agent agrees to provide the Fund with thirty (30) days prior notice of such fees. The terms of the Agreement shall apply with respect to the payment of such expense in the same manner and to the same extent as any other expenses incurred under the Agreement.

5.      MISCELLANEOUS.

Transfer Agent agrees that if any modification or amendment regarding its duties under this Agreement should become desired by the Fund due to any new or amended US federal regulatory requirements applicable to the Fund, such modification or amendment shall be made as soon as agreed to by the Transfer Agent and the Fund (including with respect to any additional fees and expenses) at the request of the Fund. .

5.2 In all other regards, the terms and provisions of the Agreement shall continue to apply with full force and effect.

5.3. Each party represents to the other that the execution and delivery of this Amendment has been duly authorized.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

Witnessed By: STATE STREET BANK AND TRUST COMPANY

                                By:
-----------------------------      -----------------------------
                                Joseph L. Hooley
Name:                           Executive Vice President
     ------------------------

Title:
      ----------------------------

Witnessed By: SSgA FUNDS

                                By:
-----------------------------      -----------------------------

Name:                           Name:
     ------------------------        ---------------------------

Title:                              Title:
      ----------------------------        ----------------------------

EXHIBIT A

DELEGATED DUTIES

With respect to the ownership of shares in the Fund for which the Transfer Agent maintains the applicable shareholder information, the Transfer Agent shall:

Submit all financial and non-financial transactions through the Office of Foreign Assets Control ("OFAC") database and the Securities and Exchange Commission ("SEC") Control Lists.

Review redemption transactions that occur within thirty (30) days of account establishment or maintenance.

Review wires sent to banking instructions other than those on file.

Review a shareholder's account for unusual activity when purchases and redemptions by the shareholder (based on social security number within the Funds) reach the $100,000 threshold that has been set on the "Unusual Activity Warning System."

Review accounts to identify those established by known offenders attempting fraud and once identified, freeze such accounts.

Monitor and track cash equivalents under $10,000 for a rolling twelve-month period and file Form 8300 as necessary.

File suspicious activity reports as necessary.

In the event that the Transfer Agent detects suspicious activity as a result of the foregoing procedures, which necessitates the filing by the Transfer Agent of a suspicious activity report, a Form 8300 or other similar report or notice to OFAC or other regulatory agency, then the Transfer Agent shall also immediately notify the Fund, unless prohibited by applicable law.


STATE STREET BANK AND TRUST         SSgA FUNDS
COMPANY


By:                                 By:
   -----------------------------       ------------------------------
     Joseph L. Hooley
     Executive Vice President       Name:
                                         ----------------------------
                                    Title:
                                          ----------------------------

Date:
     -----------------------

                                    EXHIBIT A

                                DELEGATED DUTIES

                            Date: September 15, 2003

Consistent with the services provided by the Transfer Agent and with respect to the ownership of shares in the Fund for which the Transfer Agent maintains the applicable shareholder information, the Transfer Agent shall:

Submit all new account and registration maintenance transactions through the Office of Foreign Assets Control ("OFAC") database and such other lists or databases of trade restricted individuals or entities as may be required from time to time by applicable regulatory authorities.

Submit special payee checks through the OFAC database.

Review redemption transactions that occur within thirty (30) days of account establishment or maintenance.

Review wires sent pursuant to banking instructions other than those on file with the Transfer Agent.

Review accounts with small balances followed by large purchases.

Review accounts with frequent activity within a specified date range followed by a large redemption.

On a daily basis, review purchase and redemption activity per tax identification number ("TIN") within the Funds to determine if activity for that TIN exceeded the $100,000 threshold on any given day.

Compare all new accounts and registration maintenance through the Known Offenders database and notify the Fund of any match.

Monitor and track cash equivalents under $10,000 for a rolling twelve-month period and file IRS Form 8300 and issue the shareholder notices required by the IRS.

Determine when a suspicious activity report ("SAR") should be filed as required by regulations applicable to mutual funds; prepare and file the SAR. Provide the Fund with a copy of the SAR within a reasonable time after filing; notify the Fund if any further communication is received from U.S. Department of the Treasury or other law enforcement agencies regarding the SAR.

Compare account information to any FinCEN request received by the Fund and provided to the Transfer Agent pursuant to Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("USA PATRIOT Act") Sec. 314(a). Provide the Fund with documents/information necessary to respond to requests under USA PATRIOT Act Sec. 314(a) within required time frames.

                                    EXHIBIT A

                                DELEGATED DUTIES

                            Date: September 15, 2003

(i) Verify the identity of any person seeking to open an account with the Fund,
(ii) Maintain records of the information used to verify the person's identity and (iii) Determine whether the person appears on any lists of known or suspected terrorists or terrorists organizations provided to the Fund by any government agency.

In the event that the Transfer Agent detects activity as a result of the foregoing procedures, which necessitates the filing by the Transfer Agent of a SAR, a Form 8300 or other similar report or notice to OFAC or other regulatory agency, then the Transfer Agent shall also immediately notify the Fund unless prohibited by applicable Law.


SSgA FUNDS                             STATE STREET BANK AND TRUST COMPANY


By:                                    By:
   -------------------------------        --------------------------------
                                            Joseph L. Hooley, Executive
                                            Vice President
Name:
     -----------------------------

Title:
      ----------------------------

                                LETTER AGREEMENT

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02101

Dear Sirs:

Pursuant to Article 8 of the Transfer Agency and Service Agreement between The Seven Seas Series Fund and State Street Bank and Trust Company, dated as of April 11, 1988, The Seven Seas Series Fund advises you that it is creating a new series to be named The Seven Seas Series US Government Money Market Fund (the "Fund") and that The Seven Seas Series Fund desires State Street Bank and Trust Company to serve as transfer agent with respect to the Fund pursuant to the terms and conditions of the Transfer Agency and Service Agreement.

Notwithstanding anything to the contrary in Article 7, the initial term of the Transfer Agency and Service Agreement with respect to the Fund shall be until April 12, 1992.

Please acknowledge your acceptance of acting as Transfer Agent to the Fund by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

THE SEVEN SEAS SERIES FUND

By:  /s/ Lynn L. Anderson
     --------------------
     Lynn L. Anderson
     President and Chief Executive Officer

ACKNOWLEDGED AND ACCEPTED

State Street Bank and Trust Company

By:  /s/ Gustaff Fish, Jr.
     ---------------------

                                LETTER AGREEMENT

January 8, 1992


State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02101

Dear Sirs:

Pursuant to Article 8 of the Transfer Agency and Service Agreement between The Seven Seas Series Fund and State Street Bank and Trust Company, dated as of April 11, 1988, as amended, The Seven Seas Series Fund advises you that it is creating six new series to be named The Seven Seas Series Short Term Government Bond Fund, The Seven Seas Series S&P 500 Index Fund, The Seven Seas Series S&P Midcap Index Fund, The Seven Seas Series Matrix Synthesis Fund, The Seven Seas Series International European Index Fund, and The Seven Seas Series International Pacific Index Fund (the "New Funds") and that The Seven Seas Series Fund desires State Street Bank and Trust Company to serve as Transfer Agent with respect to the New Funds pursuant to the terms and conditions of the Transfer Agency and Service Agreement.

Notwithstanding anything to the contrary in Article 7, the initial term of the Transfer Agency and Service Agreement with respect to the New Funds shall be until April 12, 1993.

Please acknowledge your acceptance of acting as Transfer Agent to the New Funds by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

THE SEVEN SEAS SERIES FUND

By:  /s/ George W. Weber
     -------------------
     George W. Weber
     Senior Vice President - Operations


ACKNOWLEDGED AND ACCEPTED

State Street Bank and Trust Company

By:  /s/ signature illegible
     -----------------------

                                LETTER AGREEMENT

July 8, 1992


State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

Dear Sirs:

Pursuant to Article 8 of the Transfer Agency and Service Agreement between The Seven Seas Series Fund and State Street Bank and Trust Company, dated as of April 11, 1988, as amended, The Seven Seas Series Fund advises you that it is creating two new series to be named The Seven Seas Series Bond Market Fund and The Seven Seas Series Yield Plus Fund (the "New Funds") and that The Seven Seas Series Fund desires State Street Bank and Trust Company to serve as Transfer Agent with respect to the New Funds pursuant to the terms and conditions of the Transfer Agency and Service Agreement.

Notwithstanding anything to the contrary in Article 7, the initial term of the Transfer Agency and Service Agreement with respect to the New Funds shall be until April 12, 1994.

Please acknowledge your acceptance of acting as Transfer Agent to the New Funds by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

THE SEVEN SEAS SERIES FUND

By:  /s/ George W. Weber
     -------------------
     George W. Weber
     Senior Vice President - Operations


ACKNOWLEDGED AND ACCEPTED

State Street Bank and Trust Company

By:  /s/ signature illegible
     -----------------------

                                LETTER AGREEMENT

               THE SEVEN SEAS SERIES US TREASURY MONEY MARKET FUND THE SEVEN SEAS SERIES US TREASURY OBLIGATIONS FUND

                      TRANSFER AGENCY AND SERVICE AGREEMENT

January 6, 1993

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

Dear Sirs:

Pursuant to Article 8 of the Transfer Agency and Service Agreement between The Seven Seas Series Fund and State Street Bank and Trust Company, dated as of April 11, 1988, as amended, The Seven Seas Series Fund advises you that it is creating two new series to be named The Seven Seas Series US Treasury Money Market Fund and The Seven Seas Series US Treasury Obligations Fund (the "New Funds") and that The Seven Seas Series Fund desires State Street Bank and Trust Company to serve as Transfer Agent with respect to the New Funds pursuant to the terms and conditions of the Transfer Agency and Service Agreement.

Notwithstanding anything to the contrary in Article 7, the initial term of the Transfer Agency and Service Agreement with respect to the New Funds shall be until April 12, 1993.

Please acknowledge your acceptance of acting as Transfer Agent to the New Funds by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

THE SEVEN SEAS SERIES FUND

By:  /s/ George W. Weber
     -------------------
     George W. Weber
     Senior Vice President - Operations

ACKNOWLEDGED AND ACCEPTED

State Street Bank and Trust Company

By:  /s/ signature illegible
     -----------------------
     Vice President

                                LETTER AGREEMENT

                  THE SEVEN SEAS SERIES GROWTH AND INCOME FUND
                     THE SEVEN SEAS SERIES INTERMEDIATE FUND

                      TRANSFER AGENCY AND SERVICE AGREEMENT

April 7, 1993

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

Dear Sirs:

Pursuant to Article 8 of the Transfer Agency and Service Agreement between The Seven Seas Series Fund and State Street Bank and Trust Company, dated April 11, 1988, as amended, The Seven Seas Series Fund advises you that it is creating two new series to be named The Seven Seas Series Growth and Income Fund and The Seven Seas Series Intermediate Fund (the "New Funds") and that The Seven Seas Series Fund desires State Street Bank and Trust Company to serve as Transfer Agent with respect to the New Funds pursuant to the terms and conditions of the Transfer Agency and Service Agreement.

Notwithstanding anything to the contrary in Article 7, the initial term of the Transfer Agency and Service Agreement with respect to the New Funds shall be until April 12, 1994.

Please acknowledge your acceptance of acting as Transfer Agent to the New Funds by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

THE SEVEN SEAS SERIES FUND

By:  /s/ Lynn L. Anderson
     --------------------
     Lynn L. Anderson
     President

ACKNOWLEDGED AND ACCEPTED

State Street Bank and Trust Company

By:  /s/ Timothy B. Harbert
     ----------------------
     Senior Vice President

                                LETTER AGREEMENT

               THE SEVEN SEAS SERIES PRIME MONEY MARKET PORTFOLIO
                   THE SEVEN SEAS SERIES EMERGING MARKETS FUND

                      TRANSFER AGENCY AND SERVICE AGREEMENT

January 19, 1994

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

Dear Sirs:

Pursuant to Article 8 of the Transfer Agency and Service Agreement between The Seven Seas Series Fund and State Street Bank and Trust Company, dated as of April 11, 1988, as amended, The Seven Seas Series Prime Money Market Portfolio and The Seven Seas Series Emerging Markets Fund (the "Portfolios") and that The Seven Seas Series Fund desires State Street Bank and Trust Company to serve as Transfer Agent with respect to the Portfolios pursuant to the terms and conditions of the Transfer Agency and Service Agreement.

Notwithstanding anything to the contrary in Article 7, the initial term of the Transfer Agency and Service Agreement with respect to the Portfolios shall be until April 6, 1994.

Please acknowledge your acceptance of acting as Transfer Agent to the Portfolios by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

THE SEVEN SEAS SERIES FUND

By:  /s/ Lynn L. Anderson
     --------------------
     Lynn L. Anderson
     President

ACKNOWLEDGED AND ACCEPTED

State Street Bank and Trust Company

By:  /s/ Gustaff Fish, Jr.
     ------------------------------
     Senior Vice President

                                LETTER AGREEMENT

                THE SEVEN SEAS SERIES TAX FREE MONEY MARKET FUND

                      TRANSFER AGENCY AND SERVICE AGREEMENT

July 13, 1994

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

Dear Sirs:

Pursuant to Article 8 of the Transfer Agency and Service Agreement between The Seven Seas Series Fund and State Street Bank and Trust Company, dated as of April 11, 1988, as amended, The Seven Seas Series Fund advises you that it is creating a new series to be named The Seven Seas Series Tax Free Money Market Fund, Class A, Class B and Class C ("Tax Free Fund") and that The Seven Seas Series Fund desires State Street Bank and Trust Company to serve as Transfer Agent with respect to the Tax Free Fund pursuant to the terms and conditions of the Transfer Agency and Service Agreement.

Notwithstanding anything to the contrary in Article 7, the initial term of the Transfer Agency and Service Agreement with respect to the Tax Free Fund shall be until April 12, 1995.

Please acknowledge your acceptance of acting as Transfer Agent to the Tax Free Fund by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

THE SEVEN SEAS SERIES FUND

By:  /s/ Lynn L. Anderson
     --------------------
     Lynn L. Anderson
     President

ACKNOWLEDGED AND ACCEPTED

State Street Bank and Trust Company

By:  /s/ Nicholas A. Lopardo
     ------------------------------
     Nicholas A. Lopardo
     Executive Vice President

                                LETTER AGREEMENT

                     THE SEVEN SEAS SERIES REAL ESTATE FUND
                      THE SEVEN SEAS SERIES SMALL CAP FUND
                 THE SEVEN SEAS SERIES ACTIVE INTERNATIONAL FUND

                      TRANSFER AGENCY AND SERVICE AGREEMENT

October 25, 1994

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

Ladies and Gentlemen:

Pursuant to Article 8 of the Transfer Agency and Service Agreement between The Seven Seas Series Fund and State Street Bank and Trust Company, dated as of April 11, 1988, as amended, The Seven Seas Series Fund advises you that (1) it is creating a new series to be named The Seven Seas Series Real Estate Equity Fund, (2) it has changed the investment objective and policies of The Seven Seas Series Midcap Index Fund and renamed it The Seven Seas Series Small Cap Fund, and (3) it has changed the investment objective and policies of The Seven Seas Series International European Index Fund and renamed it The Seven Seas Series Active International Fund (collectively, the "Funds"), and that The Seven Seas Series Fund desires State Street Bank and Trust Company to serve as Transfer Agent with respect to the Funds pursuant to the terms and conditions of the Transfer Agency and Service Agreement.

Notwithstanding anything to the contrary in Article 7, the initial term of the Transfer Agency and Service Agreement with respect to the Funds shall be until April 12, 1995.

Please acknowledge your acceptance of acting as Transfer Agent to the Funds by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

THE SEVEN SEAS SERIES FUND

By:  /s/ Lynn L. Anderson
     --------------------
     Lynn L. Anderson
     President

ACKNOWLEDGED AND ACCEPTED

State Street Bank and Trust Company

By:  /s/ Nicholas A. Lopardo
     ------------------------------
     Executive Vice President

                                LETTER AGREEMENT

                   SSgA LIFE SOLUTIONS INCOME AND GROWTH FUND
                        SSgA LIFE SOLUTIONS BALANCED FUND
                         SSgA LIFE SOLUTIONS GROWTH FUND

                      TRANSFER AGENCY AND SERVICE AGREEMENT

April 10, 1997


State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110


Ladies and Gentlemen:

Pursuant to Article 8 of the Transfer Agency and Service Agreement between the SSgA Funds and State Street Bank and Trust Company, dated as of April 11, 1988, as amended, the SSgA Funds advise you that it is creating three new series to be named SSgA Life Solutions Income and Growth Fund, SSgA Life Solutions Balanced Fund, and SSgA Life Solutions Growth Fund (collectively, the "Funds"), and that the SSgA Funds desires State Street Bank and Trust Company to serve as Transfer Agent with respect to the Funds pursuant to the terms and conditions of the Transfer Agency and Service Agreement.

Notwithstanding anything to the contrary in Article 7, the initial term of the Transfer Agency and Service Agreement with respect to the Funds shall be until April 12, 1998.

Please acknowledge your acceptance of acting as Transfer Agent to the Funds by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

SSgA FUNDS


By:
   --------------------------------
  Lynn L. Anderson
  President

ACKNOWLEDGED AND ACCEPTED

State Street Bank and Trust Company


By:
   --------------------------------

Its:
    -------------------------------

                                LETTER AGREEMENT

                                SSgA SPECIAL FUND
                  SSgA INTERNATIONAL GROWTH OPPORTUNITIES FUND
                            SSgA HIGH YIELD BOND FUND

                      TRANSFER AGENCY AND SERVICE AGREEMENT

April 28, 1998


State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110


Ladies and Gentlemen:

Pursuant to Article 8 of the Transfer Agency and Service Agreement between the SSgA Funds and State Street Bank and Trust Company, dated as of April 11, 1988, as amended, the SSgA Funds advise you that it is creating three new series to be named SSgA Special Fund, SSgA International Growth Opportunities Fund, and SSgA High Yield Bond Fund (collectively, the "Funds"), and that the SSgA Funds desires State Street Bank and Trust Company to serve as Transfer Agent with respect to the Funds pursuant to the terms and conditions of the Transfer Agency and Service Agreement.

Notwithstanding anything to the contrary in Article 7, the initial term of the Transfer Agency and Service Agreement with respect to the Funds shall be until April 12, 1999.

Please acknowledge your acceptance of acting as Transfer Agent to the Funds by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

SSgA FUNDS


By:
   --------------------------------
  Lynn L. Anderson
  President

ACKNOWLEDGED AND ACCEPTED

State Street Bank and Trust Company


By:
   --------------------------------

Its:
    -------------------------------

                                LETTER AGREEMENT

                           SSgA AGGRESSIVE EQUITY FUND

                      TRANSFER AGENCY AND SERVICE AGREEMENT

September 1, 1998


State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110


Ladies and Gentlemen:

Pursuant to Article 8 of the Transfer Agency and Service Agreement between the SSgA Funds and State Street Bank and Trust Company, dated as of April 11, 1988, as amended, the SSgA Funds advise you that it is creating a new series to be named SSgA Aggressive Equity Fund (the "Fund"), and that the SSgA Funds desires State Street Bank and Trust Company to serve as Transfer Agent with respect to the Fund pursuant to the terms and conditions of the Transfer Agency and Service Agreement.

Notwithstanding anything to the contrary in Article 7, the initial term of the Transfer Agency and Service Agreement with respect to the Fund shall be until April 12, 1999.

Please acknowledge your acceptance of acting as Transfer Agent to the Fund by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

SSgA FUNDS


By:
   --------------------------------
  Lynn L. Anderson
  President

ACKNOWLEDGED AND ACCEPTED

State Street Bank and Trust Company


By:
   --------------------------------

Its:
    -------------------------------

                                LETTER AGREEMENT

                              SSgA IAM SHARES FUND

                      TRANSFER AGENCY AND SERVICE AGREEMENT

May 28, 1999


State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110


Ladies and Gentlemen:

Pursuant to Article 8 of the Transfer Agency and Service Agreement between the SSgA Funds and State Street Bank and Trust Company, dated as of April 11, 1988, as amended, the SSgA Funds advise you that it is creating a new series to be named SSgA IAM SHARES Fund (the "Fund"), and that the SSgA Funds desires State Street Bank and Trust Company to serve as Transfer Agent with respect to the Fund pursuant to the terms and conditions of the Transfer Agency and Service Agreement.

Notwithstanding anything to the contrary in Article 7, the initial term of the Transfer Agency and Service Agreement with respect to the Fund shall be until April 12, 1999.

Please acknowledge your acceptance of acting as Transfer Agent to the Fund by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

SSgA FUNDS


By:
   --------------------------------
  Lynn L. Anderson
  President

ACKNOWLEDGED AND ACCEPTED

State Street Bank and Trust Company


By:
   --------------------------------

Its:
    -------------------------------

                                LETTER AGREEMENT

                      SSgA INTERMEDIATE MUNICIPAL BOND FUND

                      TRANSFER AGENCY AND SERVICE AGREEMENT

May 30, 2000


State Street Bank and Trust Company
C/o Boston Financial Data Services, Inc.
1250 Hancock Street, Suite 300N
Quincy, MA 02169


Ladies and Gentlemen:

Pursuant to Article 8 of the Transfer Agency and Service Agreement between the SSgA Funds and State Street Bank and Trust Company, dated as of April 11, 1988, as amended, the SSgA Funds advise you that it is creating a new series to be named SSgA Intermediate Municipal Bond Fund, and that the SSgA Funds desires State Street Bank and Trust Company to serve as Transfer Agent with respect to the Fund pursuant to the terms and conditions of the Transfer Agency and Service Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the Fund and retaining one for your records.

Sincerely,

SSgA FUNDS


By:
   --------------------------------
  Lynn L. Anderson
  President

ACKNOWLEDGED AND ACCEPTED

State Street Bank and Trust Company


By:
   --------------------------------
  Ronald E. Logue
       Vice Chairman

                                LETTER AGREEMENT

                            SSgA LARGE CAP VALUE FUND
                    SSgA LARGE CAP GROWTH OPPORTUNITIES FUND

                      TRANSFER AGENCY AND SERVICE AGREEMENT

August 28, 2003


State Street Bank and Trust Company
C/o Boston Financial Data Services, Inc.
1250 Hancock Street, Suite 300N
Quincy, MA 02169


Ladies and Gentlemen:

Pursuant to Article 8 of the Transfer Agency and Service Agreement between the SSgA Funds and State Street Bank and Trust Company, dated as of April 11, 1988, as amended, the SSgA Funds advise you that it is creating two new series to be named SSgA Large Cap Value Fund and SSgA Large Cap Growth Opportunities Fund (the "Funds"), and that the SSgA Funds desires State Street Bank and Trust Company to serve as Transfer Agent with respect to the Funds pursuant to the terms and conditions of the Transfer Agency and Service Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the undersigned and retaining one for your records.

Sincerely,

SSgA FUNDS


By:
   --------------------------------
  Lynn L. Anderson
  President

ACKNOWLEDGED AND ACCEPTED

State Street Bank and Trust Company


By:
   --------------------------------

                                LETTER AGREEMENT

                        SSgA DIRECTIONAL CORE EQUITY FUND

                      TRANSFER AGENCY AND SERVICE AGREEMENT

______________, 2004


State Street Bank and Trust Company
C/o Boston Financial Data Services, Inc.
1250 Hancock Street, Suite 300N
Quincy, MA 02169


Ladies and Gentlemen:

Pursuant to Article 8 of the Transfer Agency and Service Agreement between the SSgA Funds and State Street Bank and Trust Company, dated as of April 11, 1988, as amended, the SSgA Funds advise you that it is creating a new series to be named SSGA Directional Core Equity Fund (the "Fund"), and that the SSgA Funds desires State Street Bank and Trust Company to serve as Transfer Agent with respect to the Fund pursuant to the terms and conditions of the Transfer Agency and Service Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the undersigned and retaining one for your records.

Sincerely,

SSgA FUNDS


By:
   --------------------------------
  Lynn L. Anderson
  President

ACKNOWLEDGED AND ACCEPTED

State Street Bank and Trust Company


By:
   --------------------------------

                                LETTER AGREEMENT

                          SSgA ENHANCED SMALL CAP FUND

                      TRANSFER AGENCY AND SERVICE AGREEMENT

______________, 2004


State Street Bank and Trust Company
C/o Boston Financial Data Services, Inc.
1250 Hancock Street, Suite 300N
Quincy, MA 02169


Ladies and Gentlemen:

Pursuant to Article 8 of the Transfer Agency and Service Agreement between the SSgA Funds and State Street Bank and Trust Company, dated as of April 11, 1988, as amended, the SSgA Funds advise you that it is creating a new series to be named SSGA Enhanced Small Cap Fund (the "Fund"), and that the SSgA Funds desires State Street Bank and Trust Company to serve as Transfer Agent with respect to the Fund pursuant to the terms and conditions of the Transfer Agency and Service Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the undersigned and retaining one for your records.

Sincerely,

SSgA FUNDS


By:
   --------------------------------
  Lynn L. Anderson
  President

ACKNOWLEDGED AND ACCEPTED

State Street Bank and Trust Company


By:
   --------------------------------